Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Ultra Clean Holdings, Inc. and the effectiveness of Ultra Clean Holdings, Inc.'s internal control over financial reporting dated March 13, 2013, appearing in the Annual Report on Form 10-K of Ultra Clean Holdings, Inc. for the year ended December 28, 2012.

/s/  Deloitte & Touche LLP

San Jose, California

May 31, 2013